UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2019 (November 21, 2019)

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Tapinator, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	333-224531	46-3731133
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 West 40th Street, Suite 1902, New York, NY 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (914) 930-6232

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2019 (the “Appointment Date”), the Board of Directors of Tapinator, Inc. (the “Company”) appointed Desmond Glass as a member of the Company’s Board of Directors (the “Board”). The Company intends to appoint Mr. Glass to be a member of its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, the latter of which the Board of Directors plans to establish in the near future.

Since November 2017, Mr. Glass has served as Group Chief Financial Officer and company Secretary at RWS Holdings PLC, an AIM-listed multinational language and professional services provider, where he is responsible for shaping and executing upon the financial and operational strategy of the business. From April 2008 until October 2017, Mr. Glass served as the Chief Financial Officer of GAN PLC, a provider of enterprise online gaming software, operational support services and online game content development services to the casino industry. Mr. Glass is a dynamic and hands-on Chief Financial Officer, with proven international leadership experience gained in both public and private venture backed companies, who brings a rare blend of strategic and commercial acumen coupled with a pragmatic and open leadership style. Prior to his time at RWS Holdings PLC and GAN PLC, Mr. Glass held positions at Evexar Limited, Rodale International Limited, ABC Inc., and Deloitte, among others. Mr. Glass received his Bachelor of Commerce from University College Dublin, his ACA from the Institute of Chartered Accountants in Ireland, and his MBA from Imperial College London.

Arrangement or Understanding

On the Appointment Date, the Company and Mr. Glass entered into a Board of Directors Agreement (the “Board Agreement”), which contains certain obligations of the Company with respect to compensation to be paid to Mr. Glass (as described below) as well as certain termination, confidentiality and other obligations of Mr. Glass. Except for the terms of the Board Agreement, there is no arrangement or understanding between Mr. Glass and any other persons relating to the Company.

Related Party Transactions

There are no related party transactions with respect to Mr. Glass and the Company reportable under Item 5.02 of Current Report on Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

On the Appointment Date and pursuant to the Board Agreement, the Company granted Mr. Glass a non-qualified stock option to purchase up to 200,000 shares of the Company’s common stock (the “Option”) with an exercise price of $0.055 per share, which was the closing price of the Company’s common stock on November 22, 2019. The Option vests in eight equal quarterly share installments at the end of each quarterly anniversary of the Board Agreement. Additionally, beginning in fiscal year 2020, Mr. Glass will be paid $20,000 per year in cash, payable in quarterly installments for each quarter he is a member of the Board (subject to the limitations set forth in the Board Agreement).

The foregoing is only a brief description of the material terms of the Board Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Board Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Stockholders on November 25, 2019 (the “Special Meeting”).

The results of the matters submitted to shareholder vote at the Special Meeting were as follows:

1.

A proposal to amend the Company’s Restated Certificate of Incorporation, as amended (the “Charter”), at the discretion of the Board, to effect a reverse stock split with respect to the Company’s issued and outstanding common stock, including stock held by the Company as treasury shares, at a ratio of between 1-for-2 and 1-for-200 (the “Range”), with the ratio within such Range to be determined at the discretion of the Board (the “Reverse Stock Split”).

For	Against	Abstain	Broker Non-Votes
52,928,649	11,437,185	4,021,203	-

2.

A proposal, if and only if the Reverse Stock Split is approved and implemented, to amend the Charter at the discretion of the Board to reduce the total number of authorized shares of common stock from 250,000,000 to 25,000,000.

For	Against	Abstain	Broker Non-Votes
55,813,405	8,379,842	4,193,790	-

3.

A proposal to amend the Tapinator, Inc. 2015 Equity Incentive Plan (the “Equity Incentive Plan”) to add an “evergreen” provision to adjust the total size of the Equity Incentive Plan on a semi-annual basis and make certain other amendments to reflect changes to applicable sections of the tax code upon enactment of the Tax Cuts and Jobs Act of 2017.

For	Against	Abstain	Broker Non-Votes
35,807,061	7,218,004	945,568	24,416,404

Each of the proposals acted upon by the Company’s stockholders at the Special Meeting received a sufficient number of votes to be approved.

Item 8.01.   Other Information.

On November 21, 2019, the Company entered into a Master Receivable Purchasing Agreement (the “Purchasing Agreement”) with Braavo Capital Inc. (“Braavo”). The Purchasing Agreement will allow the Company, at its discretion, to sell up to a certain amount of its accounts receivable to Braavo at a specified discount to the dollar value of such accounts receivable in order to allow the Company to better manage its cash position. The Purchasing Agreement also contains certain representations, warranties and covenants which are typical for such agreements.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

10.1	Board of Directors Agreement dated November 22, 2019 between Tapinator, Inc. and Desmond Glass.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tapinator, Inc.

By:	/s/ Ilya Nikolayev
Ilya Nikolayev Chief Executive Officer

Date: November 26, 2019